UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2011

ANADARKO PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-8968	76-0146568
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Lake Robbins Drive

The Woodlands, Texas 77380-1046

(Address of principal executive offices including Zip Code)

(832) 636-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

EXPLANATORY NOTE

This Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed by Anadarko Petroleum Corporation (the “Company”) with the Securities and Exchange Commission on May 20, 2011 (the “Original Report”). The sole purpose of this amendment is to disclose the Company’s decision regarding how frequently it will conduct stockholder advisory votes on executive compensation. No other changes have been made to the Original Report.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Company’s 2011 Annual Meeting of Stockholders held on May 17, 2011, the Company’s stockholders voted on, among other matters, a proposal regarding the frequency of holding advisory votes on executive compensation. As previously reported in the Original Report, the stockholders approved, on an advisory basis, an annual advisory vote on compensation for the Company’s named executive officers.

In light of these results, the Company’s Board of Directors determined at a meeting held on August 1, 2011, that the Company will hold an advisory vote on executive compensation every year until the next stockholder advisory vote on this matter, which, in accordance with applicable law, will occur no later than the Company’s annual meeting of stockholders in 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANADARKO PETROLEUM CORPORATION
(Registrant)

Dated: August 4, 2011
	By:	/s/ Robert K. Reeves
Robert K. Reeves
Senior Vice President, General Counsel and
Chief Administrative Officer